UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Exact name of registrant as specified in its charter)

Alberta, Canada	001-39061	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

(Address of principal executive offices, including zip code)

(403) 723-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, without par value	DRTT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Debt Settlement Agreement

On March 15, 2023, DIRTT Environmental Solutions Ltd. (the “Company”) entered into a debt settlement agreement (the “Debt Settlement Agreement”) with 22NW Fund, LP and Aron English (collectively, “22NW”). Pursuant to the Debt Settlement Agreement, the Company acknowledged it is indebted to and will reimburse 22NW for the costs incurred by 22NW in connection with the Company’s contested director election at the annual and special meeting of shareholders held on April 26, 2022 (the “2022 Meeting”), being $1,559,898 (the “Debt”), in exchange for a release of any and all claims 22NW may have against the Company arising in any way, directly or indirectly, out of the 2022 Meeting.

Pursuant to the Debt Settlement Agreement, the Company has agreed to repay the Debt by either, or a combination of, (a) a payment in cash by the Company to 22NW (the “Cash Payment”) or (b) the issuance of equity securities of the Company to 22NW (the “Security Issuance”). If the Company is unable to make the Cash Payment, then the Company shall repay the Debt with the Security Issuance, subject to approval by the Company’s shareholders, if necessary.

The foregoing is qualified in its entirety by reference to the full text of the Debt Settlement Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Share Issuance Agreement

Also on March 15, 2023, in connection with the entry into the Debt Settlement Agreement, the Company entered into a share issuance agreement with 22NW (the “Share Issuance Agreement”), pursuant to which the Company agreed to repay the Debt with the issuance of 3,899,745 common shares of the Company (“Common Shares”) to 22NW at a deemed price of $0.40 per Common Share, subject to the approval of a simple majority of votes cast at the 2023 annual and special meeting of the holders of Common Shares (“Shareholder Approval”), excluding any and all Common Shares held by 22NW, as required to be excluded under the rules of the Toronto Stock Exchange (the “TSX”). If the Company is unable to obtain Shareholder Approval, then the Company and 22NW will work in good faith and use commercially reasonable efforts to settle the terms of the repayment of the Debt.

The Security Issuance, if any, is subject to standard regulatory approvals, including the approval of the TSX. The Debt Settlement Agreement and Share Issuance Agreement contain customary representations, warranties and covenants of the Company and 22NW. The Common Shares to be issued pursuant to the Share Issuance Agreement will be offered and sold in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933.

The foregoing is qualified in its entirety by reference to the full text of the Share Issuance Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

As of the date hereof, 22NW is the Company’s largest shareholder and beneficially owns 19,234,034 Common Shares, representing approximately 19.5% of the Company’s issued and outstanding Common Shares. Aron English is also a director of the Company.

Item 3.02.	Unregistered Sale of Equity Securities.

The information regarding the Debt Settlement Agreement and the Share Issuance Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on March 16, 2023 announcing the entry into the Debt Settlement Agreement and Share Issuance Agreement. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Debt Settlement Agreement, dated March 15, 2023, by and between DIRTT Environmental Solutions Ltd., 22NW Fund, LP and Aron English.

10.2	Share Issuance Agreement, dated March 15, 2023, by and between DIRTT Environmental Solutions Ltd., 22NW Fund, LP and Aron English.

99.1*	Press release, dated March 16, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2023

DIRTT Environmental Solutions Ltd.

By:	/s/ Nandini Somayaji
Nandini Somayaji
Senior Vice President,
General Counsel and Corporate Secretary

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